As filed with the Securities and Exchange Commission on August 3, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Alteryx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	90-0673106
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Alteryx, Inc.

17200 Laguna Canyon Road

Irvine, California 92618

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated 2017 Equity Incentive Plan

(Full title of the plans)

Mark Anderson

Chief Executive Officer

Alteryx, Inc.

17200 Laguna Canyon Road

Irvine, California 92618

(888) 836-4274

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Gordon K. Davidson, Esq. Michael A Brown, Esq. Ran D. Ben-Tzur, Esq. Fenwick & West LLP 555 California Street, 12th Floor San Francisco, California 94104 (415) 875-2300	Christopher M. Lal, Esq. Chief Legal Officer and Corporate Secretary Alteryx, Inc. 17200 Laguna Canyon Road Irvine, California 92618 (888) 836-4274

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Alteryx, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 6,100,000 additional shares of Class A common stock under the Registrant’s Amended and Restated 2017 Equity Incentive Plan (the “Amended and Restated 2017 Plan”). The Amended and Restated 2017 Plan was approved by the Company’s stockholders at the Registrant’s Annual Meeting of Stockholders on May 25, 2022. This Registration Statement hereby incorporates by reference the contents of the Registrant’s previous registration statements on Form S-8 filed with the Commission on March 24, 2017 (Registration No. 333-216931), March 7, 2018 (Registration No. 333-223511), March 1, 2019 (Registration No. 333-230024), February 14, 2020 (Registration No. 333-236473), February 12, 2021 (Registration No. 333-253080), and February 15, 2022 (Registration No. 333-262759). In accordance with the instructional note of Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on February 15, 2022;

(b)	the Registrant’s Quarterly Reports on Form 10-Q filed with the Commission on May 4, 2022 and August 3, 2022;

(c)	the Registrant’s Current Reports on Form 8-K filed with the Commission on January 7, 2022, January 10, 2022, February 3, 2022, February 8, 2022, March 16, 2022 and May 27, 2022;

(d)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(e)

the description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-38034) filed with the Commission on March 16, 2017 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 8. Exhibits.

The following exhibits are filed herewith or incorporated by reference:

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

4.1	Restated Certificate of Incorporation of the Registrant.	10-Q	001-38034	3.1	5/11/2017

4.2	Amended and Restated Bylaws of the Registrant.	8-K	001-38034	3.1	5/5/2020

4.3	Form of Class A Common Stock Certificate of the Registrant.	S-1/A	333-216237	4.1	3/13/2017

5.1	Opinion of Fenwick & West LLP.					X

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.					X

23.3	Consent of Fenwick & West LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (included on the signature page of this Registration Statement).					X

99.1	Amended and Restated 2017 Equity Incentive Plan.	8-K	001-38034	10.1	5/27/2022

99.2	Amended and Restated 2017 Equity Incentive Plan forms of award agreements.	S-1	333-216237	10.3	2/24/2017

107.1	Filing Fee Table.					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 3rd day of August, 2022.

ALTERYX, INC.

By:	/s/ Mark Anderson
Mark Anderson Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark Anderson and Kevin Rubin, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this Registration Statement on Form S-8), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark Anderson Mark Anderson	Chief Executive Officer and Director (Principal Executive Officer)	August 3, 2022

/s/ Kevin Rubin Kevin Rubin	Chief Financial Officer (Principal Financial Officer)	August 3, 2022

/s/ Chris Natali Chris Natali	Chief Accounting Officer (Principal Accounting Officer)	August 3, 2022

/s/ Dean A. Stoecker Dean A. Stoecker	Executive Chairman and Chairman of the Board	August 3, 2022

/s/ Charles R. Cory Charles R. Cory	Director	August 3, 2022

/s/ Jeffrey L. Horing Jeffrey L. Horing	Director	August 3, 2022

/s/ Anjali Joshi Anjali Joshi	Director	August 3, 2022

Signature	Title	Date

/s/ Timothy I. Maudlin Timothy I. Maudlin	Director	August 3, 2022

/s/ CeCelia Morken CeCelia Morken	Director	August 3, 2022

/s/ Eileen M. Schloss Eileen M. Schloss	Director	August 3, 2022

/s/ Dan Warmenhoven Dan Warmenhoven	Director	August 3, 2022